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                                                                    Exhibit 99.1
                                                                    ------------

                                April 10, 1998


Specialty Products & Insulation Co.
120 North Shippen Street
Lancaster, Pennsylvania 17602

Gentlemen and Ladies:

     The undersigned hereby consents to act as a director of Specialty Products & Insulation Co. (the "Company") and to be named as a person who will become a director of the Company in the Registration Statement on Form S-1 of the Company filed with the Securities and Exchange Commission, and any amendments thereto.

                                             Very truly yours,


                                             W. Kirk Liddell
                                             ---------------
                                             W. Kirk Liddell